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                                                                      EXHIBIT 10

                                 FIRST AMENDMENT
                                     TO THE
                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                           DEFERRED COMPENSATION PLAN
                         (SEPTEMBER 1, 2003 RESTATEMENT)

                  WHEREAS, the Applied Industrial Technologies, Inc. Deferred Compensation Plan which was originally known as the Bearings, Inc. Deferred Compensation Plan, was established as of July 1, 1993, by Bearings, Inc., which later became known as Applied Industrial Technologies, Inc. (the "Company") to provide key employees of the Company and its affiliates with a means by which to defer receipt of all or a portion of their incentive compensation received from the Company; and

                  WHEREAS, the Company restated the Plan, effective as of September 1, 2003, in order to reflect certain revisions to Section 303A(8) of the New York Stock Exchange Listed Company Manual;

                  NOW, THEREFORE, effective as of October 21, 2003, Section 6.1 of the Plan is hereby amended to provide as follows:

                  6.1 AMENDMENT AND TERMINATION OF THE PLAN. The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no amendment or termination shall affect the rights of Participants to amounts previously credited to their Deferral Accounts pursuant to Section 3.2; and provided further, that, effective on and after October 21, 2003, the provisions of Section 3.2 providing for the crediting of 110% of a Deferral deemed invested in a Fund comprised of Common Shares shall continue in effect until the earlier of (i) the tenth anniversary of the date as of which the Plan was last approved by the holders of a majority of the Common Shares then outstanding, or, if later, the date as of which the limited transition period under Section 303A(8) of the New York Stock Exchange Listed Company Manual would end unless otherwise permitted to continue under said Section; or (ii) the date as of which the Plan is terminated by the Company. Notwithstanding any other provision to the contrary, the number of Common Shares comprising a Fund in which Deferrals made on and after October 21, 2003 under Section 3.2 are deemed invested shall be limited to 1,800,000 (adjusted accordingly, however, for stock splits occurring after said date), until subsequent approval by shareholders.

         Executed at Cleveland, Ohio, this 19th day of December, 2003.

                                       APPLIED   INDUSTRIAL   TECHNOLOGIES, INC.

                                       By: /s/ Fred D. Bauer
                                           ---------------------------
                                           Fred D. Bauer
                                           Vice President